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                                                                   EXHIBIT 10.23

                            FIRST AMENDMENT TO LEASE

         LM VENTURE, LLC, a Delaware limited liability company ("Landlord") and EMULEX CORPORATION, a California corporation ("Tenant"), hereby amend that certain Real Estate Lease between them dated September 12, 2000 (the "Lease") as set forth below. Unless otherwise indicated, capitalized terms used in this Amendment shall have the meanings set forth in the Lease.

         1. LEASE OF ADDITIONAL PREMISES. Subject to the terms of the Lease as amended hereby, Landlord leases to Tenant, and Tenant leases from Landlord, the 13,587 square feet of space in the Building which is adjacent to the Premises on the west as delineated on Exhibit A attached hereto (referred to herein separately from the original Premises as the "Additional Premises"). The Additional Premises shall be added to the original Premises for all purposes of the Lease. THE COMMENCEMENT DATE FOR THE ORIGINAL PREMISES AND THE ADDITIONAL PREMISES SHALL BE THE DATE OF SUBSTANTIAL COMPLETION AS DEFINED IN SECTION 2.03 OF THE LEASE. LANDLORD ACKNOWLEDGES THAT, AS OF THE DATE OF THE MUTUAL EXECUTION OF THIS AMENDMENT, TENANT HAS NOT DELAYED OR IN ANY WAY FAILED TO MEET THE TIMELINES FOR APPROVAL SET FORTH IN ARTICLE II OF THE LEASE.

         2. BASE RENT. Base Rent for the Additional Premises shall be $12.75 per square foot per annum for the first year of the Lease Term; $13.13 per square foot per annum for the second year of the Lease Term; $13.53 per square foot per annum for the third year of the Lease Term; $13.93 per square foot per annum for the fourth year of the Lease Term; and $14.35 per square foot per annum for the fifth year of the Lease Term.

         3. SUBMISSION OF SPACE PLAN; CONSTRUCTION. Tenant shall, as soon as reasonably possible but in any event within 30 days after full execution of this Amendment, provide Tenant's Specifications for the Premises to Landlord for preparation of Premises Construction Documents and construction by Landlord of the Premises in accordance with the Lease. Promptly after construction plans for the Premises are prepared and approved as provided in the Lease, Landlord shall complete construction of the Premises in accordance with the approved plans.

         4.       FINISH ALLOWANCE.

                  (a) Landlord shall contribute an amount equal to $20.00 per square foot of the Additional Premises (the "Additional Allowance") to cover costs associated with design and construction of Tenant Improvements to the Additional Premises (including electrical and engineering costs beyond Landlord's Work described in Exhibit C to the Lease and architectural costs beyond preparation of the initial space plan). Landlord and Tenant shall compare the total expenditures for these Tenant Improvements with the total amount of the Additional Allowance. If such expenditures are less than the Additional Allowance, Base Rent for the Additional Premises shall be reduced by the amount of such difference amortized over the initial Lease Term at the rate of 12% per annum.

                  (b) To the extent that costs associated with design and construction exceed $20.00 per square foot (as to the Additional Premises) or $21.00 (as to the original such expenditures are in excess of the Additional Allowance, Tenant may in each case elect to

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         have Base Rent increased by an amount equal to all or a portion of such excess costs (not exceeding $7.00 per square foot) at the rate of 12% per annum ($.12 per square foot per dollar of excess costs). Tenant shall be solely responsible for paying all such excess costs which are not incorporated into Base Rent pursuant to the previous sentence. For example, if the total cost of Tenant Improvements to the Additional Premises is $23.00 per square foot, Base Rent for the Additional Premises for the first Lease Year may, at Tenant's election, be increased by $.36 to $13.11 per square foot, which would be increased at an annual rate of 3% to determine Base Rent for the Additional Premises for subsequent Lease Years.

                  (c) If, based on the approved budget, any portion of the cost of Tenant Improvements to the Premises will exceed the Tenant Allowance or the Additional Allowance (as applicable) and will not be incorporated into Base Rent pursuant to subparagraph (b) above, such portion shall be divided by the total cost of the Tenant Improvements to the applicable space to determine the portion ("Tenant's Percentage") which shall be the sole responsibility of Tenant. During the course of construction of the Tenant Improvements, Tenant shall pay to Landlord, within 10 days after receipt of a statement of the cost of the Tenant Improvements during any month, an amount equal to Tenant's Percentage of such monthly costs which are attributable to the space involved. When all Tenant Improvements have been completed and paid for, Landlord and Tenant shall reconcile the total expenditures for the Tenant Improvements to the total amount of the Tenant Allowance and the Additional Allowance. Tenant shall be solely responsible for promptly paying (or reimbursing Landlord for) the remaining balance (if any) of all expenses of the Tenant Improvements which are in excess of $21.00 per square foot (as to the original Premises) and $20.00 per square foot (as to the Additional Premises) and which are not to be incorporated into Base Rent pursuant to the provisions of subparagraph
         (b) above.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the 8th day of February, 2001. Except as expressly modified herein, the terms and conditions of the Lease remain in full force and effect.

LANDLORD:                                    TENANT:

LM VENTURE, LLC,                                      EMULEX CORPORATION,
a Delaware limited liability company                  a California corporation

By WGG LONGMONT DEVELOPMENT,
     LLC,

   a Colorado limited liability company,          By /s/ Sadie A. Herrera
   Manager                                           --------------------

   By /s/ Robert C. Goltermann
      ------------------------

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                                    EXHIBIT A

Depiction of Premises

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